 EXHIBIT 4.17 JACOBSON RESONANCE ENTERPRISES, INC. Common Stock Purchase Warrant (Void after March 25, 2007) This is to certify that, for value received and subject to the conditions herein set forth, Debra Maria Deiso Jacobson (the "Warrantholder") is entitled to purchase, at a price per share of One and One-Half Cents ($0.015) per share, One (1,000,000) Million shares of common stock, par value $0.001 per share (the "Common Stock"), of Jacobson Resonance Enterprises, Inc., a Nevada corporation (the "Company"), subject to adjustment as provided below (such shares purchasable upon exercise of this Warrant are herein called the "Warrant Stock"). The amount per share specified above, as adjusted from time to time pursuant to the provisions hereinafter set forth, is herein called the "Purchase Price." This Warrant will be immediately exercisable on a cash or cashless basis, and may be exercised anytime after its issuance. In the event of a exercise of this Warrant for Cash, the Warrantholder shall surrender this Warrant to the Company with payment of the Purchase Price, or in the event of a cashless exercise, the Warrantholder shall surrender this Warrant to the Company together with a notice of cashless exercise (the date of such surrender in each case being herein referred to as the "Date of Exercise"), in which event the Company shall issue to the Warrantholder the number of shares of Warrant Stock determined as follows: X = Y (A-B)/A where: X = the number of shares of Warrant Stock to be issued to the Warrantholder. Y = the number of shares of Warrant Stock with respect to which this Warrant is being exercised. A = last price at which the Common Stock of the Company was sold to investors or, if the Common Stock of the Company is publicly traded, the closing bid price of the Common Stock for the trading day immediately prior to the Date of Exercise. B = the Exercise Price. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Stock issued in a cashless exercise transaction shall be deemed to have been acquired by the Warrantholder, and the holding period for the Warrant Stock shall be deemed to have been commenced, on the issue date. 1 1. By acceptance of this Warrant, the Warrantholder agrees, for itself and all subsequent holders, that prior to making any disposition of this Warrant or any Warrant Stock, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made unless and until (i) the Company has received an opinion of counsel satisfactory to it to the effect that no registration under the Securities Act of 1933, as amended (the "Act"), is required with respect to such disposition; or (ii) a registration statement with respect to the Warrant or the Warrant Stock has been filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission"). 2. (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares thereof or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced and conversely, if outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable pursuant to the exercise of this Warrant immediately prior to such adjustment multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment. 2 (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subparagraph (a) above), or any consolidation or merger of the Company with or into another corporation, or in the case of any sale, transfer or other disposition to another person, corporation or other entity of all or substantially all the property, assets, business and good will of the Company as an entirety, then, as part of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, as the case may be, lawful provision shall be made so that the registered owner of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which said registered owner would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, as the case may be, said registered owner had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the registered owner of this Warrant such that the provisions set forth herein (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. (c) In case the Company shall declare a dividend upon shares of Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in shares of Common Stock or in stock or obligations directly or indirectly convertible into or exchangeable for Common Stock, the Warrantholder shall, upon exercise of this Warrant in whole or in part, be entitled to purchase, in addition to the number of shares of Common Stock deliverable upon such exercise against payment of the Purchase Price therefor, but without further consideration, the cash, stock or other securities or property which the holder of Warrant would have received as dividends (otherwise than out of such earnings or earned surplus and otherwise than in shares of Common Stock or in such convertible or exchangeable stock or obligations), if continuously since the date set forth above such holder (i) had been the holder of record of the number of shares of Common Stock deliverable upon such exercise and (ii) had retained all dividends in stock or other securities (other than shares of Common Stock or such convertible or exchangeable stock or obligations) paid or payable in respect of said number of shares of Common Stock or in respect of any such stock or other securities so paid or payable as such dividends. For purposes of this subparagraph (c), a dividend payable otherwise than in cash shall be considered to be payable out of earnings or earned surplus and shall be charged in an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. 3 (d) In case at any time: (i) the Company shall pay any cash or stock dividend upon its Common Stock or make any distribution to the holders of its Common Stock; or (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or (iii) the Company shall effect any capital reorganization or any reclassification of or change in the outstanding capital stock of the Company (other than a stock split, a change in par value, or a change resulting solely from a subdivision or combination of outstanding shares of Common Stock), or any consolidation or merger, or any sale, transfer or other disposition of all or substantially all its property, assets, business and good will as an entirety, or the liquidation, dissolution or winding up of the Company; or (iv) the Company shall declare a dividend upon shares of its Common Stock payable otherwise than out of earnings or earned surplus or otherwise than in shares of Common Stock or any stock or obligations directly or indirectly convertible into or exchangeable for Common Stock; then, in any such case, the Company shall cause at least fifteen (15) days' prior notice thereof to be furnished to the Warrantholder at the address of such holder shown on the books of the Company. Such notice shall also specify the date on which the books of the Company shall close, or a record be taken, for such stock dividend, distribution or subscription rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up, or dividend, as the case may be, shall take place, and the date of participation therein by the holders of Common Stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the rights of the Warrantholder. (e) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Warrantholder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subparagraphs (b) or (c) above. (f) The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make any adjustment therefor on the basis of the mean between the closing low bid and closing high asked prices on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System or the closing market price on a national securities exchange on the trading day immediately prior to exercise, whichever is applicable or, if neither is applicable, then on the basis of the market value of any such fractional interest as shall be reasonably determined by the Company. (g) The Company will, within 120 days after the end of each of its fiscal years, mail to the registered holder of this Warrant at the address of such holder shown on the books of the Company a certificate (if the Company has engaged independent public accountants, such certificate shall be prepared by such independent public accountants) (i) specifying the Purchase Price in effect as of the end of such fiscal year and the number of shares of Common Stock, or the kind and amount of any securities or property other than Common Stock purchasable by the holder of this Warrant and (ii) setting forth in reasonable detail the facts requiring any adjustments made during such fiscal year. 4 3. The Company agrees that (i) a number of shares of Common Stock and other securities and property sufficient to provide for the exercise of this Warrant upon the basis hereinbefore set forth shall at all times during the term of Warrant be reserved for the exercise hereof, and (ii) during the term of this Warrant, it will keep current in filing any forms and other materials required to be filed with the Commission pursuant to the Act and the Securities Exchange Act of 1934, as amended. 4. Exercise may be made of all or any part of this Warrant by surrendering it, with the purchase form provided for herein duly executed by the registered owner hereof or by the holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the Warrant Stock as to which this Warrant is being exercised, or together with a notice of cashless exercise, as provided in the first paragraph of this Warrant. If this Warrant is exercised as to less than all of the Warrant Stock, the Company will, upon such exercise, execute and deliver to the registered owner hereof a new Warrant (dated the date hereof) to purchase the Warrant Stock as to which this Warrant was not so exercised. Notwithstanding anything herein to the contrary, each certificate for Warrant Stock issued hereunder shall bear a legend reading substantially as follows (unless the Company receives an opinion of counsel satisfactory to it that such a legend is not required in order to assure compliance with the Act). The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State. These shares may not be sold, transferred, assigned or hypothecated unless there is an effective registration statement under such act covering such shares or the company receives an opinion of counsel for the holder of these shares reasonably satisfactory to the company, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of such act and from registration or qualification requirements of applicable State securities laws. 5. All shares of Common Stock or other securities delivered upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and the Company will pay all taxes, if any, in respect of the issuance thereof upon exercise of this Warrant. 6. (a) Subject to the provisions of Paragraph 1 hereof, this Warrant and all rights hereunder are transferable on the books of the Company, upon surrender of this Warrant, with the form of assignment attached hereto duly executed by the registered holder hereof or by his attorney duly authorized in writing, to the Company at its principal office hereinabove referred to, and thereupon there shall be issued in the name of the transferee or transferees, in exchange for this Warrant, a new warrant or warrants or like tenor and date, representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder. 5 (b) If this Warrant shall be lost, stolen, mutilated or destroyed, the Company, on such terms as to indemnify or otherwise as it may in its discretion reasonably impose, shall issue a new warrant of like denomination, tenor and date as this Warrant so lost, stolen, mutilated or destroyed. Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed warrant shall be at any time enforceable by anyone. (c) The Company may deem and treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes and shall not be affected by any notice to the contrary. (d) This Warrant, including all the rights and obligations granted to the Warrantholder hereunder, shall be specifically enforceable against the Company by the Warrantholder, in addition to and not by way of substitution for, any other remedies available to the Warrantholder, at law or in equity. (e) This Warrant, in all events, shall be wholly void and of no effect after March 25, 2007. 8. The Warrantholder shall not, by virtue of ownership of this Warrant, be entitled to any rights whatsoever of a shareholder of the Company, but shall, upon written request to the Company, be entitled to receive quarterly or annual reports, or any other reports to shareholders of the Company. IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of March 26, 2004, by its duly authorized officer. JACOBSON RESONANCE ENTERPRISES, INC. /s/ Anthony Fusco By:______________________________ Chief Operating Officer 6 ELECTION TO PURCHASE The undersigned hereby irrevocably elects to exercise the right to purchase __________________ shares of Common Stock of Jacobson Resonance Enterprises, Inc., the Company represented by this Warrant, and requests that certificates for such shares shall be issued in the name of _________________________________________________________________Name _________________________________________________________________Address _________________________________________________________________ Social Security or other identifying number and be delivered to _________________________________________________________________Name _________________________________________________________________Address and if said number of shares of Common Stock shall not be all the shares evidenced by this Warrant, that a new Warrant certificate for the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. Dated: , 200_ Name of Warrantholder:__________________________________________ Address:________________________________________________________ ________________________________________________________________ Signature:______________________________________________________ IF CASHLESS EXERCISE PLEASE PROVIDE CALCULATION BELOW: 7 ASSIGNMENT (To be executed by the registered holder if he desires to transfer the Warrant) FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto ______________________ the right to purchase ______________________________ shares of Common Stock of Jacobson Resonance Enterprises, Inc. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint __________________________________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution. ______________________________ Signature ______________________________ Name of Registered Holder (Print) In the presence of: ______________________________ Address: ______________________________ ______________________________ NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.